Exhibit 10.2

[***] Certain identified information has been excluded from this document because it is not material and is the type that the registrant treats as private or confidential.

Confidential
EQUIPMENT PURCHASE AND SALE AGREEMENT

This Equipment Purchase and Sale Agreement (the “Agreement”) is made as of the last date signed by the parties below (the “Effective Date”), by and between Transphorm, Inc., a Delaware corporation, having its principal offices located at 75 Castilian Drive, Goleta, CA 93117 (“Seller”) and [GlobalWafers Co., Ltd., a Taiwan company] having its principal offices located at No. 8, Industrial East Road 2, Hsinchu City 30075, Taiwan R.O.C. (“Buyer”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:
1.Purchase and Sale of Equipment. At the Closing (as defined in Section 2) Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, accept, and pay for all right, title, and interest in and to the equipment set forth on Exhibit A hereto (the “Equipment”), and Buyer shall pay Seller, by wire transfer [Two Million One Hundred Thousand and 00/100 U.S. dollars] (US$2,100,000.00, all taxes included) (the “Purchase Price”).
2.Closing. The closing (the “Closing”) and consummation of the transactions contemplated by this Agreement, shall take place by facsimile exchange or email of the documents on the Effective Date, and delivery of the original documents via FedEx the next business day, or such other date as the parties may mutually determine. “Closing Date” means the date of the exchange of documents via facsimile or email in accordance with Section 12.
3.Pre-Closing. Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.
4.Post Purchase Covenants; Re-Purchase Option.
4.1.In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party. The Equipment is already located at Buyer’s facilities as of the Effective Date. Buyer shall maintain the Equipment in substantially similar condition, status (natural wear and tear allowed), location and functionality as of the Effective Date during the 12-month period after Closing.
4.2.At any time within one year from the Effective Date, Seller has the option (an “Option”) to re-purchase the Equipment from Buyer at the Purchase Price, plus an amount equal to: (i) the Purchase Price, multiplied by (ii) 7.5%, divided by (12), multiplied by (iii) the number of full months that have elapsed after the Effective Date (the “Re-Purchase Price”). For purposes of clarity, if Seller decides to exercise the repurchase Option in the 6th month following the Effective Date, Seller will pay to Buyer an additional amount equal to [[($2,100,000 x 7.5%) / (12)] x 6] = $78,750. Upon Seller exercising the repurchase Option pursuant to this Section 4, Buyer shall provide Seller with a new bill of sale in the form of that attached hereto as Exhibit B (the “Bill of Sale”) evidencing the repurchase of the Equipment by Seller.
4.3.If, and only if, Seller does not exercise the Option within one year from the Effective Date: (i) any limitations over the Buyer’s use of the Equipment specifically applied to a Transphorm [***] set forth in the original Manufacturing and Supply Agreement, dated as of Jan. 21, 2022, between Buyer and Seller (the “OEM Agreement”) will be lifted with respect solely to the Equipment; and (ii) Seller shall pay to Buyer an amount equal to the Purchase Price x 7.5%, which shall be US$157,500 (the “Interest”), to be paid within sixty days of the anniversary of the Effective Date.
5.Conditions to Obligation to Close.
5.1.Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (A) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge, and no other contract or agreement would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and (B) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer. Buyer may waive any condition specified in this Section if it executes a writing so stating at or prior to the Closing.
5.2.Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (A) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge, and no other contract or agreement would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2)

cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and (B) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller. Seller may waive any condition specified in this Section if it executes a writing so stating at or prior to the Closing.
6.Representations and Warranties of Seller: Seller represents and warrants that (A) it has full power and authority, including full power and authority, to execute this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement; (B) no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution and performance by Seller of the transactions contemplated by this Agreement; (C) it has good and marketable title to the Equipment, free and clear of all security interests, liens, encumbrances, and claims; (D) it shall not enter into any agreements, restrictions, or obligations that are in conflict with any of the provision of this Agreement; and (E) should there be a non-infringement warranty of intellectual property granted by the Equipment original manufacturer, any modification made to the Equipment by the Seller, if any, would not make such warranty become invalid.
7.Items to be Delivered. At the Closing: (A) Seller shall: (1) deliver to Buyer a bill of sale substantially in the form attached hereto as Exhibit B to transfer and vest in Buyer good and marketable title to the Equipment, free and clear of all liens, encumbrances, security interests, and claims; and (2) the Equipment is already at the Buyer’s location, installed and in running condition; and (B) Buyer shall deliver to Seller the Purchase Price, by wire transfer in accordance with Seller’s written instructions on or after the Effective Date. Buyer shall arrange to promptly take possession of the Equipment.
8.Term. Unless terminated sooner hereunder, the term of this Agreement will begin on the Effective Date and terminate one year after the Closing (“Term”) subject to extension sufficient to allow completion of any administrative steps to effectuate Seller’s repurchase Option under Section 4.2.
9.Termination. The parties may terminate this Agreement as set forth in this Section.
9.1.Buyer Termination Generally. Buyer may terminate this Agreement by giving written notice to Seller at any time during the Term : (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has provided Seller written notice of such breach and Seller has not cured such stated breach within thirty days from receiving notice; or (B) if the Closing shall not have occurred on or before January 5, 2024.
9.2.Seller Termination Generally. Seller may terminate this Agreement by giving written notice to the Buyer at any time during the Term: (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has provided Buyer with written notice of such breach and Buyer has not cured such stated breach within thirty days of receiving notice; or (B) if the Closing shall not have occurred on or before January 5, 2024.
9.3.Effect of Termination. If a party terminates this Agreement pursuant to Sections 9.1 or 9.2 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party, except for any liability of a party then in breach. If the termination results from Buyer’s breach of the Agreement pursuant to Section 9.2(A), Seller shall have the Option, which is irrevocable, to purchase the Equipment per Section 4.2, for a period of 12 months from the Effective Date. If termination of this Agreement results from Seller’s breach of the Agreement pursuant to Section 9.1(A), Seller immediately exercise the repurchase Option pursuant to Section 4.2 and repurchase the Equipment from Buyer at the Re-Purchase Price, to be paid in full within thirty days of termination of the Agreement pursuant to 9.1(A); provided, however, that if Seller fails to pay the aforementioned amount on time, the Buyer shall be entitled to retain the Equipment without any usage restrictions as noted in Section 4.3(i), and may demand immediate payment of Interest as calculated in Section 4.3(ii). Furthermore, the Seller shall, at its own expense, shall remove and discharge any impediments or encumbrances to the Equipment, if any, ensuring that the Buyer receives a good and marketable title to the Equipment, free and clear of all security interests, liens, claims, and encumbrances.
10.No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
11.Entire Agreement, Waiver and Modification. This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.
12.Notices. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given at the earlier of: (A) actual delivery, when delivered in person; (B) the next business day following a complete successful facsimile transmission to the appropriate number set forth below; (C) the next business day if sent via overnight express courier (e.g., FedEx) to the party’s address set forth below; or (D) three (3) business days after being sent by certified United States mail, return receipt requested, postage prepaid, to the party’s address set forth below. Either party may change its address for notices or facsimile phone number in the manner set forth herein.
To Seller:
[Cameron McAulay]
[Transphorm, Inc.]
[75 Castilian Drive, Goleta, CA 93117, USA]
[Tel. number]
[email address]

To Buyer:
[Molly, President’s Office]
[GlobalWafers Co., Ltd.]
[No. 8, Industrial East Road 2, Hsinchu City 30075, Taiwan R.O.C.]
[Tel. number]
[email address]

13.Captions. The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.
14.Applicable Law, Venue and Jurisdiction. The validity, performance, construction and interpretation of this Agreement shall be governed by the laws of Singapore, without regard to its conflict of law provisions. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) under the Arbitration Rules of the Singapore Arbitration Centre (“SIAC Rules”) for the time being in force. The seat of arbitration shall be Singapore. The number of arbitrators shall be three. The arbitration shall be conducted in the English language. The award of the arbitrators shall be final and binding, subject to neither appeal nor confirmation. Each party represents that the arbitration award can be entered and enforced under its national law in any court of competent jurisdiction. The UN Convention on Contracts for the International Sale of Products (Vienna, 1980) shall not apply to this Agreement or to any dispute or transaction arising out of this Agreement.
15.WAIVER OF JURY TRIAL. THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE ALL OF THEIR RIGHTS TO A TRIAL BY JURY ON ANY AND ALL ISSUES PERTAINING TO OR ARISING OUT OF THIS AGREEMENT AND EQUIPMENT.
16.Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.
17.Attorney’s Fees. In the event any litigation, mediation, arbitration, or controversy between the parties hereto arises out of or relates to this Agreement, the prevailing party in such litigation, mediation, arbitration or controversy shall be entitled to recover from the other party all reasonable attorneys’ fees, expenses and suit costs, including those associated with any appellate proceedings or any post-judgment collection proceedings.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Transphorm, Inc.

By : /s/ Primit Parikh______________________________
Name / Title: Primit Parikh, President and CEO
Date: 12/20/2023

Global Wafers Co., Ltd.

By : /s/ Doris Hsu______________________________
Name / Title: Doris Hsu, Chairperson and CEO
Date: 12/21/2023

Exhibit A

Equipment List

An [***] purchased in [***], belonging to Transphorm, Inc. and consigned on GlobalWafers Co., Ltd. premises at this time.

Exhibit B

Bill of Sale

KNOW ALL MEN BY THESE PRESENTS THAT FOR AND IN CONSIDERATION OF THE PAYMENT OF TWO MILLION ONE HUNDRED THOUSAND U.S. DOLLARS (US$2,100,000.00), AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Transphorm, Inc., a Delaware corporation (“Seller”), pursuant to, and in connection with the consummation of the transactions contemplated by, that certain Equipment Purchase and Sale Agreement dated on or about [DATE] (the “Purchase and Sale Agreement”), does hereby grant, bargain, sell, convey, transfer and deliver unto [BUYER], its successors and assigns (“Buyer”), to have and to hold forever, all and singular, all of the assets set forth on Exhibit A hereto (the “Assets”).

IN WITNESS WHEREOF, this Bill of Sale shall have been executed and delivered, and shall be effective to transfer all of the Assets, as of this [DATE].

Seller: Transphorm, Inc.

By: _______________________________
Name / Title:
Date: